UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1005 S. Center Street
Redlands, CA  92373
(Address of principal executive offices)

 (former name or former address, if changed since last report)

909-708-4303
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 27, 2010, Kensington Leasing, Ltd. (“Kensington”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with WealthMakers, Ltd., a Wyoming Corporation (“WealthMakers”).

Pursuant to the Share Exchange Agreement, we agreed to issue 3,838,500 shares of our common stock in exchange for 100% of the issued and outstanding capital shares of WealthMakers.

WealthMakers, a privately held Wyoming corporation with 15,354,000 shares issued and outstanding, is a web-based predictive research technology company that connects to automated trading platforms for stocks, indexes, bonds, options, commodities and currencies and can trade in up to 80 markets around the world in a single universal account provided by a leading online broker.

The Share Exchange Agreement contains customary representations and warranties, and covenants of WealthMakers regarding the operation of the business prior to the closing.  The closing is subject to customary conditions, including the completion of an audit of WealthMakers’ financial statements for the years ended December 31, 2008 and 2009, our satisfaction with the audited financial statements, and approval from a majority of WealthMakers’ shareholders.

The parties will consummate the transaction as soon as possible after the required conditions have been met.

The foregoing is a summary only of the terms and provisions of the acquisition agreement.  A copy of the Share Exchange Agreement is attached as an exhibit to this Report.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.  We will issue the shares pursuant to the Share Exchange Agreement in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits:

Exhibit	Description

10.1	Share Exchange Agreement, dated August 27, 2010, between Kensington Leasing, Ltd. and WealthMakers, Ltd.

99.1	Press Release, dated August 27, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSINGTON LEASING, LTD.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer
Date: September 2, 2010

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